EXHIBIT 2


                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on
Schedule 13D (including any and all amendments thereto) with respect to the shares of Vysis, Inc. and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Date:  October 25, 2001

BP p.l.c.

By:     /s/ Lesley Stockwell
        ----------------------
Name:   L. J. Stockwell
Title:  Assistant Company
        Secretary


BP America Inc.

By:     /s/ D. B. Pinkert
        -------------------------
Name:   D. B. Pinkert
Title:  Corporate Secretary


BP Corporation North America
Inc.

By:     /s/ D. B. Pinkert
        -------------------------
Name:   D. B. Pinkert
Title:  Corporate Secretary


Amoco Technology Company

By:     /s/ D. B. Pinkert
        -------------------------
Name:   D. B. Pinkert
Title:  Vice President